UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2007

CRAY INC.
 (Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As reported on a Current Report on Form 8-K filed on March 27, 2007, certain of our directors and executive officers have entered into Rule 10b5-1 plans for pre-arranged sales of our Common Stock. The sales covered by these plans are to generate sufficient cash to cover applicable federal and state income tax withholding obligations arising out of the vesting of shares of restricted stock previously granted to these directors and executive officers.

The March 27, 2007, report described planned sales of an aggregate of 9,501 shares of our Common Stock by four directors: John B. Jones, Jr., Stephen C. Kiely, Sally G. Narodick and Stephen C. Richards. Each of these directors has terminated his or her plan without any sales of Common Stock having been made under those plans.

The March 27, 2007, report also described planned sales of shares by Brian C. Henry, our Executive Vice President and Chief Financial Officer, of 35,300 shares of our Common Stock. Mr. Henry has terminated his plan without any sales of Common Stock having been made under his plan. In addition, Kenneth W. Johnson, Senior Vice President and General Counsel, has reduced the number of shares of our Common Stock to be sold under his plan from 9,600 to 7,100.

The information in Item 7.01 of this Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

June 7, 2007

Cray Inc.

By: /s/  Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel